UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Discover Financial Services (“Company”) held its annual shareholders meeting on April 18, 2012. At the annual meeting, the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) approved the advisory vote on named executive officer compensation, and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012.

The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1: Election of Directors.

Nominees	Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non- Votes
Jeffrey S. Aronin	418,090,922	9,581,769	334,276	35,653,333
Mary K. Bush	422,470,421	5,103,689	432,858	35,653,333
Gregory C. Case	418,015,721	9,660,135	331,111	35,653,333
Robert M. Devlin	418,212,154	9,468,882	325,931	35,653,333
Cynthia A. Glassman	426,690,868	1,013,438	302,661	35,653,333
Richard H. Lenny	418,510,907	9,167,038	329,023	35,653,333
Thomas G. Maheras	426,640,347	1,031,877	334,743	35,653,333
Michael H. Moskow	426,289,982	1,392,696	324,289	35,653,333
David W. Nelms	416,549,504	11,097,416	360,047	35,653,333
E. Follin Smith	426,747,939	914,574	344,455	35,653,333
Lawrence A. Weinbach	426,449,324	1,205,714	351,929	35,653,333

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
406,214,980	20,307,721	1,483,264	35,654,336

Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
453,857,894	8,821,419	980,987	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: April 19, 2012	By:	/s/ Simon B. Halfin
Name: Simon B. Halfin
Title: Vice President, Assistant General Counsel and Assistant Secretary